Exhibit 10.1

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated as of May 31, 2010 and is by and between MEDALLION FINANCIAL CORP., a Delaware corporation having an address of 437 Madison Avenue, New York, New York 10022 (the “Borrower”), and STERLING NATIONAL BANK, a national banking association having an address of 650 Fifth Avenue, New York, New York 10019 (the “Bank”).

RECITALS

A. The Borrower and the Bank entered into a Loan and Security Agreement dated April 26, 2004 (the “Original Loan Agreement”), pursuant to which the Bank has agreed to extend certain credit and make certain loans to the Borrower.

B. Pursuant to a First Amendment to Loan and Security Agreement dated July 28, 2005 (the “First Amendment”), the Borrower and the Bank amended the Original Loan Agreement by, among other things, extending the Revolving Credit Termination Date (as defined therein) to June 30, 2006.

C. Pursuant to a letter agreement dated June 15, 2006 (the “First Letter Extension”), the Borrower and the Bank further amended the Original Loan Agreement by, among other things, extending the Revolving Credit Termination Date (as defined therein) to August 31, 2006.

D. Pursuant to a Second Amendment to Loan and Security Agreement dated August 14, 2006 (the “Second Amendment”), the Borrower and the Bank further amended the Original Loan Agreement by, among other things, extending the Revolving Credit Termination Date (as defined therein) to June 30, 2007.

E. Pursuant to a letter agreement dated June 27, 2007 (the “Second Letter Extension”), the Borrower and the Bank further amended the Original Loan Agreement by extending the Revolving Credit Termination Date (as defined therein) to July 31, 2007.

F. Pursuant to a Third Amendment to Loan and Security Agreement dated July 31, 2007 (the “Third Amendment”), the Borrower and the Bank further amended the Original Loan Agreement by, among other things, extending the Revolving Credit Termination Date (as defined therein) to June 30, 2008

G. Pursuant to a Fourth Amendment to Loan and Security Agreement dated as of December 31, 2007 (the “Fourth Amendment”), the Borrower and the Bank further amended the Original Loan Agreement.

H. Pursuant to a letter agreement dated June 27, 2008 (the “Third Letter Extension”), the Borrower and the Bank further amended the Original Loan Agreement by extending the Revolving Credit Termination Date (as defined therein) to August 31, 2008.

I. Pursuant to a Fifth Amendment to Loan and Security Agreement dated August 28, 2008 (the “Fifth Amendment”), the Borrower and the Bank further amended the Original Loan Agreement by extending the Revolving Credit Termination Date (as defined therein) to December 31, 2008.

J. Pursuant to a Sixth Amendment to Loan and Security Agreement dated as of December 31, 2008 (the “Sixth Amendment”), the Borrower and the Bank further amended the Original Loan Agreement by extending the Revolving Credit Termination Date (as defined therein) to July 1, 2009.

K. Pursuant to a Seventh Amendment to Loan and Security Agreement dated as of February 2, 2009 (the “Seventh Amendment”), the Borrower and the Bank further amended the Original Loan Agreement.

L. Pursuant to an Eighth Amendment to Loan and Security Agreement dated July 8, 2009 and effective as of July 1, 2009 (the “Eighth Amendment”), the Borrower and the Bank further amended the Original Loan Agreement.

M. Pursuant to a Ninth Amendment to Loan and Security Agreement dated as of September 30, 2009 (the “Ninth Amendment”), the Borrower and the Bank further amended the Original Loan Agreement.

N. Pursuant to a Tenth Amendment to Loan and Security Agreement dated as of February 26, 2010 (the “Tenth Amendment”) (the Original Loan Agreement, as amended by the First Amendment, the First Letter Extension, the Second Amendment, the Second Letter Extension, the Third Amendment, the Fourth Amendment, the Third Letter Extension, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and the Tenth Amendment, is collectively referred to herein as the “Loan Agreement”), the Borrower and the Bank further amended the Original Loan Agreement

O. The Borrower has requested, and the Bank has agreed to make, certain amendments to the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Except as otherwise indicated herein, all words and terms defined in the Loan Agreement shall have the same meanings when used herein.

2. Extension of Revolving Credit Termination Date. The Revolving Credit Termination Date is hereby extended to July 1, 2010. Accordingly, the definition of the term “Revolving Credit Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Termination Date” shall mean July 1, 2010.

3. Amendments to Other Loan Documents. Each of the other Loan Documents is hereby amended to the extent necessary to reflect the amendments to the terms of the Loan Agreement effected by this Amendment. Without limiting the generality of the foregoing, each of the other Loan Documents shall secure the Revolving Credit Note (as defined below) to the same extent, and with the same effect, as it secured the Prior Note (as defined below). The Borrower shall take or cause to be taken such actions, and shall execute, deliver, file and/or record or cause to be executed, delivered, filed and/or recorded such documents and other instruments, as the Bank shall deem to be necessary or advisable in order to confirm, implement or perfect the amendments to the other Loan Documents effected by this Paragraph.

4. No Defenses, The Borrower acknowledges that, as of the date hereof, the aggregate outstanding principal balance under the Revolving Credit Loan is $10,500,000.00. The Borrower acknowledges and agrees that, as of the date hereof, it has no offsets, counterclaims or defenses of any nature whatsoever to its Obligations to the Bank under the Loan Agreement or any of the other Loan Documents, and hereby expressly waives and releases any and all claims against the Bank which exist on the date hereof with respect thereto.

5. Substitute Note. Concurrently herewith, the Borrower is executing and delivering to the Bank a Substitute Revolving Credit Note in the maximum principal amount of $20,000,000 (the “Revolving Credit Note”) in substitution for, but not in repayment of, the Substitute Revolving Credit Note dated as of September 30, 2009 in the maximum principal amount of $20,000,000 previously issued by the Borrower to the Bank (the “Prior Note”). The execution and delivery by the Borrower of the Revolving Credit Note pursuant to the provisions hereof shall not constitute a refinancing, repayment, accord and satisfaction or novation of the Prior Note or the indebtedness evidenced thereby.

6. Reaffirmation of Guaranty Agreement and Security Agreement. In order to induce the Bank to enter into this Amendment and to amend the Loan Agreement as provided herein, the Borrower is causing Medallion Funding LLC to execute and deliver to the Bank concurrently herewith a Reaffirmation of Guaranty and Security Agreement.

7. Representations and Warranties. In order to induce the Bank to enter into this Amendment and to amend the Loan Agreement as provided herein, the Borrower hereby represents and warrants to the Bank that:

(a) All of the representations and warranties of the Borrower set forth in the Loan Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein.

(b) After giving effect to this Amendment, no Event of Default presently exists and is continuing on and as of the date hereof.

(c) Since the date of the Borrower’s most recent financial statements delivered to the Bank, the Borrower has not experienced a material adverse effect in its business, operations or financial condition.

(d) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Amendment and this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditors’ rights generally.

(e) The execution, delivery and performance of this Amendment will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of, or constitute a default under (A) the certificate of incorporation or by-laws of the Borrower, (B) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (C) any mortgage, indenture, lease, contract or other material agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or Imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower, other than liens in favor of the Bank, except, in the case of clauses (ii) and (iii) above, for any deviation from the foregoing which would not reasonably be expected to have a Material Adverse Effect.

(f) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery and performance by the Borrower of this Amendment or the validity thereof or the transactions contemplated thereby, other than (i) filing or recordation of financing statements and like documents in connection with the Liens granted in favor of the Bank, (ii) those consents, if they were not obtained or made, which would not reasonably be expected to have a Material Adverse Effect and (iii) filings which the Borrower may be obligated to make with the Securities and Exchange Commission.

8. Bank Costs. The Borrower shall reimburse the Bank on demand for all costs, including reasonable legal fees and expenses and recording fees, incurred by the Bank in connection with this Amendment and the transactions referenced herein. If payment of such costs is not made within ten (10) days of the Bank’s demand therefor, the Bank may, and the Borrower irrevocably authorizes the Bank to, charge the Borrower’s account with the Bank or make an Advance under the Revolving Credit Loan in order to satisfy such obligation of the Borrower.

9. Counterparts. This Amendment may be signed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

10. No Change. Except as expressly set forth herein, all of the terms and provisions of the Loan Agreement shall continue in full force and effect.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth on the first page hereof.

MEDALLION FINANCIAL CORP.

By:	/s/ Brian S. O’ Leary
	Name:	Brian S. O’ Leary
	Title:	Executive Vice President and Chief Operating Officer

STERLING NATIONAL BANK

By	/s/ Thomas M. Braunstein
	Name:	Thomas M. Braunstein
	Title:	First Vice President

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